FAM VARIABLE SERIES FUNDS, INC.

MERCURY VALUE OPPORTUNITIES V.I. FUND

SERIES #6

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
1/25/2005	GFI Group	$8,000	$5,800,000	Citigroup Merrill Lynch Banc of America JP Morgan Jefferies & Company
3/8/2005	International Securities Exchange	$11,500	$10,000,000

Bear Stearns

Morgan Stanley

Goldman, Sachs & Co

Banc of America

Deutsche Bank

Merrill Lynch

UBS Securities

Raymond James & Associates

Keefe, Bruyette & Woods

Sandler O’Neill & Partners

E*TRADE Securities